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STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com




                                  May 1, 2001


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                  Re:      National Variable Annuity Account II

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 by National Variable Life Insurance Account for certain variable annuity contracts (File No. 333-19583). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                  Very truly yours,

                                  SUTHERLAND ASBILL & BRENNAN LLP

                                  By:/s/ Stephen E. Roth
                                  ----------------------
                                         Stephen E. Roth